   As filed with the Securities and Exchange Commission on December 16, 1997
                                                         Registration No. 333-
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              --------------------
                                POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                           CPI AEROSTRUCTURES, INC.
            (Exact Name of Registrant as Specified in its Charter)

       New York                                         11-2520310
 (State or other jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

                             200A Executive Drive,
                           Edgewood, New York 11717
                                (516) 586-5200
                             --------------------
                    (Address of principal executive offices)

                        1995 EMPLOYEE STOCK OPTION PLAN
                        1992 EMPLOYEE STOCK OPTION PLAN
                           (Full Title of the Plans)

                             Theodore J. Martines
                           Executive Vice President
                           CPI Aerostructures, Inc.
                             200A Executive Drive
                           Edgewood, New York 11717
                                (516) 586-5200
                             --------------------
                (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

     A copy of all communications, including communications sent to the agent for service should be sent to:

                            Elliot H. Lutzker, Esq.
                            Snow Becker Krauss P.C.
                               605 Third Avenue
                           New York, N.Y. 10158-0125
                                (212) 687-3860
                             --------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                            Proposed Maximum            Proposed
     Title of Each Class                                        Offering                Maximum             Amount of
     of Securities to be         Amount to be                    Price                 Aggregate          Registration
         Registered               Registered                   Per Share             Offering Price            Fee
-------------------------------------------------------------------------------------------------------------------------------
Stock Options                    600,000(1)                     --                                   --                 (5)
                                 250,000(2)
                                  60,000(3)
                                  20,000(4)
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, par               121,000(6)(9)               $  1.50 (10)                     $181,500              $  62.59
value $.001 per share            216,335(7)(9)               $  2.60 (10)                     $562,471              $ 193.96
                                  60,000(8)(9)               $  2.03 (10)                     $121,800              $  42.00
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, par               179,000(11)(9)              $  1.93 (13)                     $345,470              $ 119.12
value $.001 per share              1,501(12)(9)              $  1.93 (13)                     $  2,896.30           $    .99
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, par               300,000(11)                 $  3.05 (15)                     $915,000              $ 277.27
value $.001 per share             20,000(14)                 $  2.00 (16)                     $ 40,000              $  12.12
-------------------------------------------------------------------------------------------------------------------------------
    Total .......................................................................................................   $ 708.05(17)
===============================================================================================================================

(1) Represents options granted or to be granted pursuant to the 1995 Employee Stock Option Plan, as amended (the "1995 Plan") of CPI Aerostructures, Inc.
        (the "Registrant").

(2) Represents options granted or to be granted pursuant to the 1992 Employee Stock Option Plan (the "1992 Plan", and together with the 1995 Plan, the "Plans") of the Registrant.

(3) Represents options granted to consultants outside of the Plans (the "Consultant Options").

(4) Represents options granted to SBK Investment Partners, an affiliate of Snow Becker Krauss P.C., counsel to the Company, outside of the Plans (the "SBK Options").

(5)      No registration fee is required pursuant to Rule 457(h)(2).

(6) Shares issuable upon exercise of options previously granted pursuant to the 1995 Plan.

(7) Shares issuable upon exercise of options previously granted pursuant to the 1992 Plan.

(8)     Shares issuable upon exercise of the Consultant Options.

(9) Includes an indeterminable number of Common Shares which may become issuable pursuant to the anti-dilution provisions of the Plans or the Consultant Options, as the case may be.

(10) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average exercise price.

(11) Shares issuable upon exercise of stock options available for grant under the 1995 Plan.

(12) Shares issuable upon exercise of stock options available for grant under the 1992 Plan.

(13) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and asked prices for the Common Shares on the Nasdaq SmallCap Market on September 4, 1996.

(14)    Shares issuable upon exercise of the SBK Options.

(15) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and asked prices for the Common Shares on the Nasdaq SmallCap Market on December 10, 1997.

(16)    The exercise price of the SBK Options.

(17) Of the $708.05 Total Registration Fee, $418.66 was previously paid by the Company in connection with the Form S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on September 9, 1996.


                               EXPLANATORY NOTE

        This post-effective amendment to the Registration Statement of the Company on Form S-8 (Registration No. 333-31481, filed on September 9, 1996) is intended to cover an increase in the number of options authorized to be granted under the 1995 Plan from 300,000 to 600,000(the"Options") which will be used as an incentive for employees to grow with the Company. This post-effective amendment is also intended to cover the 20,000 options granted to SBK Investment Partners, an affiliate of Snow Becker Krauss P.C., counsel to the Company.

        The contents of the September 9, 1996 Registration Statement on Form S-8 (the "Form S-8") except as amended hereby, are incorporated herein by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

            The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, CPI Aerostructures, Inc., a New York corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

                        (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

                        (2) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and
September 30, 1997;

                        (3) The description of the Company's Common Shares, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A (File No. 1-11398), filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information;

                        (4) The Company's Proxy Statement dated April 21, 1997; and

                        (5) The Company's Current Reports on Form 8-K for September 9, 1997 and October 9, 1997, as amended.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 7.           Exemption From Registration Claimed.

        All restricted shares to be resold pursuant to this Registration Statement were issued upon exercise of stock options by officers or employees of the Company. Upon exercise of their options, such persons were afforded all of the information available in a registration statement. Accordingly, exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.           Exhibits.
                                                                    Page in
                                                                 Sequentially
                                                                   Numbered
                                                                 Registration
  Exhibit No.             Description of Exhibit                  Statement
  -----------             ----------------------              -----------------
     4.1            1992 Employee' Stock Option Plan.(1)

     4.2            1995 Employee Stock Option Plan.(2)

     4.3            Stock Option Agreement dated January
                    1, 1995 between the Registrant and
                    Stanley Wunderlich.(3)

     4.4           Stock Option Agreement dated January
                   3, 1996 between the Registrant and
                   Stanley Wunderlich.(3)

    *4.5           Resolutions of the Board of Directors
                   of the Company dated April 11, 1995
                   authorizing the grant of the SBK
                   Investment Partners' Investment Stock
                   Options.

    *5.1           Opinion of Snow Becker Krauss P.C.

    *23.1          Consent of Snow Becker Krauss P.C.
                   (included in Exhibit 5.1 hereto).

    *23.2          Consent of Goldstein Golub Kessler &
                   Company, P.C.

--------------
* filed with this Amendment

(1) Incorporated herein by reference to the Company's Registration Statement No. 33-49270 on Form S-1, declared effective by the Securities and Exchange Commission on September 6, 1992.

(2) Incorporated herein by reference to the Company's Form 10-KSB for the fiscal year ended December 31, 1995.

(3) Incorporated herein by reference to the Company's Form S-8 Registration Statement (No.333-31481) filed with the Securities and Exchange Commission on September 9, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Edgewood, State of New York, on December 10, 1997.


CPI AEROSTRUCTURES, INC.


By:   /s/ Arthur August                           By: /s/ Theodore J. Martines
     ---------------------------                      -------------------------
       Arthur August                                  Theodore J. Martines
       Chairman of the Board                          Executive Vice President
       and Chief Executive Officer                    (principal financial and
       (principal executive officer)                  accounting officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1997.

      Signature                                            Title


 /s/ Arthur August
---------------------------                 Chairman of the Board and
     Arthur August                          President (principal executive
                                            officer)

 /s/ Theodore J. Martines                   Executive Vice President and
---------------------------                 Director (principal financial
   Theodore J. Martines                     and accounting officer)



* /s/ Stanley Wunderlich                    Director
---------------------------
  Stanley Wunderlich

* /s/ Walter Paulick                        Director
---------------------------
  Walter Paulick

*/s/ Theodore J. Martines
---------------------------
  Theodore J. Martines as
  Attorney-In-Fact for and
  of the above named persons.